HealthEquity Appoints New Director to the Board

Draper, Utah – (GLOBE NEWSWIRE) – March 28, 2018 – HealthEquity, Inc. (NASDAQ: HQY) (“HealthEquity” or the “Company”), the nation’s largest health savings account (HSA) non-bank custodian, today announced that its Board of Directors has elected Debra McCowan to the Company’s Board of Directors and to its Compensation Committee, effective April 1, 2018. Ms. McCowan is a human resources professional that has more than 25 years of global management experience, focusing on and delivering operational effectiveness and human capital best practices.
“We are delighted that Debra has joined our Board of Directors,” said Robert Selander, Chairman of the Board of Directors of HealthEquity. “Debra brings a wealth of experience developing talent driven organizations with strong cultures focused on results. Her insights into organizational architectures that provide a framework to scale for future expansion and market alignment will be valuable as we position HealthEquity to continue its rapid growth. Debra will be a great addition to the board.”
Commenting on her new appointment, Ms. McCowan said, “I am pleased to be joining the Board of Directors of HealthEquity. The company has an impressive reputation in the HSA and benefits market. HealthEquity’s passion and mission to empower healthcare consumers to save and spend more wisely, is helping millions of Americans each day. HealthEquity’s remarkable growth, on both the top and bottom line, has landed it at the top of the industry. It is a pleasure to join an organization that is making such a difference to help improve America’s healthcare system.”
Ms. McCowan currently serves as the Executive Vice President and Chief Human Resource Officer of Equinix, Inc. (NASDAQ: EQIX), a global interconnection and data center company, since 2013. Prior to joining Equinix, Ms. McCowan was the co-founder and partner at Accelerance, Inc., served as Vice President of Worldwide Human Resources for Avago Technologies U.S. Inc., and Vice President of Human Resources for Hitachi Data Systems, a wholly owned subsidiary of Hitachi, Ltd.. Ms. McCowan graduated with a Post Graduate degree in Human Resources and Industrial Relations Management from the University of Melbourne and holds a Bachelor of Arts degree from La Trobe University in Australia.
About HealthEquity
Founded in 2002, HealthEquity is one of the nation's largest health savings custodians. The company's innovative technology platform and tax-advantaged accounts help members build health savings, while controlling health care costs. HealthEquity services more than 3.4 million health savings accounts for 124 health plan and administrator partners and employees at more than 40,000 companies across the United States.

Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the Company’s industry, business strategy, plans, goals and expectations concerning our market position, product expansion, future operations, revenue, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the control of the Company. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the continued availability of tax-advantaged consumer-directed benefits to employers and employees, the Company’s ability to acquire and retain new network partners and to cross-sell its products to existing network partners and members, the Company’s ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets, the Company’s ability to raise awareness among employers and employees about the advantages of adopting and participating in consumer-directed benefits programs, and the Company’s ability to identify and execute on network partner opportunities. For a detailed discussion of these and other risk factors, please refer to the risks detailed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

Investor Relations Contact:
Richard Putnam
801-727-1209
rputnam@healthequity.com